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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Immersion Corporation on Form S-3 of our reports dated March 26, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of Immersion Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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San Jose, California
September 5, 2003